                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                JMC GROUP, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                JMC GROUP, INC.
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              [LOGO OF JMC GROUP]

                          J M C  G R O U P ,  I N C .

              9710 SCRANTON ROAD, SUITE 100, SAN DIEGO, CA  92121

                             --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 7, 1996

To the Stockholders of JMC Group, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of JMC Group, Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037, on Monday, October 7, 1996 at 2:00 p.m., Pacific Daylight Savings Time, for the following purposes:

1. To elect three Directors of the Company to serve for three years or until their successors shall be duly appointed or elected; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on August 28, 1996 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend in person, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope provided for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a completed Proxy.

     Requests for additional copies of proxy materials and other information should be addressed to Investor Relations at the executive offices of the Company, 9710 Scranton Road, Suite 100, San Diego, California 92121.


                                  By Order of the Board of Directors of
                                  JMC Group, Inc.

                                  /s/ James K. Mitchell

                                  James K. Mitchell
                                  Chairman & Chief Executive Officer



San Diego, California
September  9, 1996
                             --------------------

                              [LOGO OF JMC GROUP]

                          J M C  G R O U P ,  I N C .

                             --------------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 7, 1996

                             --------------------

                                    GENERAL

     The enclosed Proxy is solicited by the Board of Directors on behalf of JMC Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on October 7, 1996 at 2:00 p.m., Pacific Time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037.

     The Company's principal executive offices are located at 9710 Scranton Road, Suite 100, San Diego, California 92121, and the Company's telephone number is (619) 450-0055. These proxy solicitation materials were first mailed on or about September 9, 1996 to all stockholders entitled to vote at the Annual Meeting.


            INFORMATION CONCERNING VOTING, SOLICITATION AND PROXIES


RECORD DATE AND SHARES OUTSTANDING

     Stockholders of record at the close of business on August 28, 1996 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had issued and outstanding approximately 6,218,898 shares of common stock, $0.01 par value (the "Common Stock"), and no shares of preferred stock.


VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock held by him.

     Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted FOR the election of each person nominated by the Board of Directors for election as a Director. The effect of an abstention or a broker nonvote on a proposal is the same as that of a vote against such proposal. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy (the "Proxy Holders") will have discretionary authority to vote such proxy in accordance with their best judgment on such matter.

     Directors are elected by a plurality vote.

     The cost of this proxy solicitation will be paid by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of the Company's Directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.


DEADLINES FOR RECEIPT OF STOCKHOLDER NOMINATIONS, PROPOSALS AND PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE 1996 ANNUAL MEETING

     Section 2.5 of the Company's Bylaws provides that nominations may be made by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally, provided that all stockholders intending to nominate Director candidates for election must deliver written notice thereof to the Secretary of the Company, which notice must be received not less than sixty nor more than ninety days prior to the meeting or, if less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, within ten days after the date on which notice of such meeting is first given to stockholders. Such notice must set forth certain information concerning such stockholder and his or her nominee(s), including their names and addresses, such other information as would be required to be in the proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a Director of the Company if so elected. The chairman of the Annual Meeting will refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The Company's Bylaws also require that stockholders give advance notice and follow certain other procedures with regard to business they wish to bring before an annual meeting of stockholders. Section 2.6 of the Company's Bylaws provides that all stockholders intending to bring business before the meeting deliver written notice thereof to the Secretary of the Company in the same manner and within the same periods as required for stockholder nominees for the Board of Directors, as described in the preceding paragraph. Such notice shall set forth certain information concerning such stockholder and the proposed business, including any material interest of the stockholder in such business. The chairman of the Annual Meeting will refuse to permit business to be brought before the Annual Meeting if notice is not given in compliance with the foregoing procedure.

     The Company intends to hold its next Annual Meeting of Stockholders on or about May 12, 1997. Stockholders seeking to include a proposal in the Proxy Statement for the Company's 1997 Annual Meeting must ensure that such proposal is received at the executive offices of the Company on or before March 14, 1997. Inclusion of any such proposal is subject to certain other requirements.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth names and certain other information concerning the Company's Directors and executive officers, as of August 28, 1996:

                                                                     TERM OF
                                                                     -------
                                                                    OFFICE AS
                                                                    ---------
                                                                    DIRECTOR
                                                                    --------
NAME                     AGE                POSITION                 EXPIRES
- ----                     ---   ----------------------------------    -------
James K. Mitchell.....    58       Chairman, Chief Executive           1998
                                      Officer and Director

Brian J. Finneran.....    52   President, Chief Operating Officer      1998
                                          and Director

D. Mark Carlson.......    36         Senior Vice President,              --
                                    Chief Financial Officer

William L. Webster....    49         Senior Vice President,              --
                                  Chief Administrative Officer

Edward J. Baran.......    60                Director                   1997

Barton Beek...........    72                Director                   1996

Charles H. Black......    69                Director                   1997

Robert A. Cervoni.....    43                Director                   1996

Herbert G. Kawahara...    67                Director                   1996

Robert G. Sharp.......    61                Director                   1998

Donald A. Weeden......    66                Director                   1997

     Information with respect to the principal occupation during the past five years of each nominee, each current Director and each executive officer is set forth below. There are no family relationships among Directors or executive officers of the Company.

     James K. Mitchell became a Director in October 1988 and became Chairman and Chief Executive Officer of the Company on January 1, 1993. Mr. Mitchell is the founder of the Company's principal subsidiary, James Mitchell & Co. In 1973, Mr. Mitchell was a founding officer of Security First Group (now The Holden Group), a financial services firm which pioneered the concept of marketing insurance and annuity products through stock brokerage firms. Before joining that firm, Mr. Mitchell served as Vice President of Marketing for the Variable Annuity Life Insurance Company of Houston, Texas. He attended Portland State University and is a registered Principal with the National Association of Securities Dealers, Inc. (the "NASD").

     Brian J. Finneran became President and Chief Operating Officer and a Director of the Company on January 10, 1994. From May 1, 1993 to January 9, 1994, he served as Executive Vice President of the Company, with responsibility for sales and marketing. Mr. Finneran joined James Mitchell & Co. in 1984. Prior to that time, Mr. Finneran was an officer of Security First Group. He also held marketing and management positions with Allstate Insurance Company and Investors Diversified Services (IDS). Mr. Finneran received undergraduate and graduate degrees from Fairfield University and is a registered Principal with the NASD.

     D. Mark Carlson became Senior Vice President of the Company on January 10, 1994. Mr. Carlson joined James Mitchell & Co. in 1990 as Assistant Vice President--Accounting and became Chief Financial Officer of James Mitchell & Co. in January 1991. He became Vice President and Chief Financial Officer of the Company on May 1, 1993. Prior to joining James Mitchell & Co., Mr. Carlson was an audit manager with Steres, Alpert & Carne, a San Diego-based accounting firm, which he joined in 1988 after serving as an audit supervisor with the accounting firm of Arthur Young & Company. Mr. Carlson is a graduate of California Lutheran University, is a certified public accountant and is a registered Financial and Operations Principal with the NASD.

     William L. Webster became Senior Vice President and Chief Administrative Officer of the Company on January 10, 1994. Mr. Webster joined James Mitchell & Co. in June 1993 as Vice President of Operations. Prior to that time, he was Vice President of New Business Administration and Vice President of Information Systems for The Holden Group. In such capacities, Mr. Webster was responsible for the administration of the company's annuity sales business which consisted of over 250,000 accounts representing approximately $4 billion in assets. Prior to joining The Holden Group, Mr. Webster was an Administrative Services Manager with Arthur Andersen & Co. Mr. Webster received his undergraduate degrees from Lehigh University.

     Edward J. Baran became a Director in August 1992. Mr. Baran, who has spent more than thirty years in the insurance business, is currently Chairman and Chief Executive Officer of BCS Financial Corporation, a financial services holding company. Prior to joining BCS in November 1987, Mr. Baran was Vice Chairman, President and Chief Executive Officer of Capitol Life Insurance Company of Denver, Colorado. He is a graduate of Georgetown University and a member of the Compensation Committee of the Board of Directors.

     Barton Beek became a Director in January 1984. Mr. Beek is a senior partner of O'Melveny & Myers, a law firm which he joined in 1955, with offices worldwide. Mr. Beek is a graduate of the California Institute of Technology, the Stanford University Graduate School of Business and Loyola College of Law. Mr. Beek is a director of Wynns International, Inc. He is a member of the Compensation Committee of the Board of Directors.

     Charles H. Black became a Director in June, 1993. Mr. Black is currently a private investor, having most recently served as Vice Chairman of Pertron Controls Corporation. From 1982 to 1985, Mr. Black served as Executive Vice President, Director and Chief Financial Officer of Kaiser Steel Corporation. He served as Executive Vice President and Chief Financial Officer of Great Western Financial Corporation and Great Western Savings and Loan from 1980 to 1982 after having spent over 20 years in various financial and management positions with Litton Industries, Inc., the most recent being Corporate Vice President and Treasurer. Mr. Black is a member of the Board of Governors of the Pacific Stock Exchange and serves as a director of Investment Company of America, AMCAP Fund, Inc., Fundamental Investors, Inc., American Variable Insurance Trust, and The Global Swap Fund, all mutual funds. He also serves as a director of Wilshire Technologies, Inc., in addition to several privately-held corporations. Mr. Black is a graduate of the University of Southern California. He is a member of the Audit Committee of the Board of Directors.

     Robert A. Cervoni became a Director in June 1987. Mr. Cervoni is the Managing Director of Finance and Compliance of Weeden & Co., L.P., a New York Stock Exchange member firm. Weeden & Co., L.P. makes a market in the Company's Common Stock on the NASDAQ National Market System. Mr. Cervoni served as Treasurer and Chief Financial Officer of the Company and its subsidiaries until July 1989. Prior to joining the Company, Mr. Cervoni was Controller of Trading Company of the West. Before joining Trading Company of the West in April 1982, Mr. Cervoni was audit manager with the public accounting firm of Spicer & Oppenheim, formerly Oppenheim, Appel, Dixon & Co., where he specialized in auditing securities brokerage firms and financial institutions. Mr. Cervoni is a certified public accountant and an allied member of and a Registered Financial Principal and Registered Compliance Officer with the New York Stock Exchange. Mr. Cervoni is Chairman of the Audit Committee of the Board of Directors.

     Herbert G. Kawahara became a Director in June 1989. Mr. Kawahara is the former President of the Pacific Stock Exchange, having served in that capacity from January 1988 to May 1989. Previously, Mr. Kawahara had a 29-year career with E.F. Hutton and Company Inc., starting as trainee in 1958 and filling various positions in the retail system. From 1982 to 1987, he served as an Executive Vice President and was the firm's top executive in Southern California. Mr. Kawahara was also a member of the Board of Directors of E.F. Hutton and Company, Inc. from 1982 to 1987. He is a graduate of the University of California at Los Angeles. Mr. Kawahara is Chairman of the Compensation Committee of the Board of Directors.

     Robert G. Sharp became a Director in May 1995. Mr. Sharp retired from his position as President and Chief Executive Officer of Keyport Life Insurance Company in February 1992 after having served in that position since 1979. Mr. Sharp is the past chairman of the National Association for Variable Annuities and a former director of the National Association of Life Companies. Mr. Sharp is a graduate of the California State University at Sacramento and is a registered Principal with the NASD.

     Donald E. Weeden became a Director in February 1987. Since January 1986, Mr. Weeden has been the Chief Executive Officer of Weeden & Co., L.P. Weeden & Co., L.P. makes a market in the Company's Common Stock on the NASDAQ National Market System. Prior to that time, he was Vice President of Moseley, Hallgarten, Estabrook & Weeden Inc. Mr. Weeden is a director of National Semiconductor, Inc. Mr. Weeden is a member of the Compensation Committee of the Board of Directors.

BOARD MEETINGS AND COMMITTEES

     The business affairs of the Company are managed by or under the direction of the Board of Directors, although it is not involved in day-to-day operations. During the year ended December 31, 1995, the Board of Directors met five times.

     The Board of Directors of the Company has standing Audit, Compensation, Nominating and Special Committees.

     Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors and evaluates the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews the Company's financial reporting policies and practices; reviews with management the status of internal audit and control procedures, adequacies of financial staff and other matters and makes such recommendations to the Board of Directors as may be appropriate; evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and reviews all public financial reporting documents of the Company. The current members of the Audit Committee are Messrs. Cervoni, Black and Sharp. Mr. Cervoni is the Chairman. The Audit Committee held four meetings during fiscal 1995.

     Compensation Committee. The Compensation Committee reviews and makes recommendations to the full Board of Directors with respect to the specific compensation to be paid or provided to executive officers and also administers the Company's 1993 Executive Stock Option Plan. The current members of the Compensation Committee are Messrs. Baran, Beek, Kawahara and Weeden. Mr. Kawahara is the Chairman. The Compensation Committee held three meetings during fiscal 1995.

     Nominating Committee. The Nominating Committee recommends and nominates those who will stand for election or reelection during the Annual Meeting of Shareholders. The current members of the Nominating Committee are Messrs. Sharp, Beek and Black. The Nominating Committee did not hold any meetings during fiscal 1995.

     Special Committee. The Special Committee was created by the Board of Directors on July 24, 1995 to assist the management and the Board in considering strategic alternatives open to the Company. The current members of the Special Committee are Messrs. Sharp, Beek and Black. The Special Committee held three meetings during fiscal 1995.

     During the fiscal year ended December 31, 1995, each of the Directors of the Company attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of the committee(s) of the Board on which he served during the period he served in such capacities with the exception of Mr. Weeden who attended 62.5% of the total number of such meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the four highest paid executive officers of the Company (the "named executive officers"):

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                           ------           ALL OTHER
                                                                         SECURITIES         ---------
                                            ANNUAL COMPENSATION (1)      UNDERLYING        COMPENSATION
                                            -----------------------       OPTIONS/         ------------
   NAME AND PRINCIPAL POSITION       YEAR    SALARY($)  BONUS($)(2)      SARS(#)(3)            ($)
   ---------------------------       ----   ----------  -----------      ----------        ------------
James K. Mitchell, Chairman and      1995     248,664          --              --             9,449
  Chief Executive Officer(4)         1994     280,500      42,075          75,000             8,740
                                     1993     275,000     267,027              --             8,617

Brian J. Finneran,                   1995     217,692          --              --             8,542
  President and                      1994     240,000      36,000          30,000             7,970
  Chief Operating Officer(5)         1993     306,450     106,171          30,000             7,847

D. Mark Carlson,                     1995     127,699          --          20,000             3,600(6)
  Senior Vice President and          1994     130,000      19,500          15,000             3,600(6)
  Chief Financial Officer            1993     101,100      45,179          15,000             3,547(6)

William L. Webster,                  1995     112,880          --          20,000             3,694(6)
  Senior Vice President and          1994     117,589      17,250          10,000             1,779(6)
  Chief Administrative Officer       1993          --          --              --                --

G. Richard Sippel,                   1995     133,526          --          20,000             4,177
  Senior Vice President and          1994     134,486      16,500          15,000             4,175
  Chief Marketing Officer(7)         1993          --          --              --                --


(1) Disclosure of compensation for fiscal 1993 is not required for Messrs. Sippel and Webster, who were not executive officers of the Company at any time during 1993. Mr. Sippel's position as an executive officer was eliminated in February 1996.

(2) Reflects bonuses earned for the respective fiscal year, which in some instances all or a portion of which was paid during the subsequent fiscal year.

(3)  The Company does not have any outstanding Stock Appreciation Rights
     ("SARs").

(4) Amounts reported for Mr. Mitchell in the "All Other Compensation" column include $4,620, $4,620, and $4,497, respectively, for 1995, 1994 and 1993, representing the Company's contributions to its 401(k) Savings Plan on his behalf and $4,829 for 1995 and $4,120 for 1994 and 1993, representing life insurance premiums advanced by the Company pursuant to a split dollar insurance agreement.

(5) Salary amount for 1993 includes commission overrides of $171,650. Amounts reported for Mr. Finneran in the "All Other Compensation" column include $4,620, $4,620 and $4,497 representing the Company's contributions to its 401(k) Savings Plan on his behalf for 1995, 1994 and 1993, respectively, and $3,922 for 1995, and $3,350 for 1994 and 1993 representing life insurance premiums advanced by the Company pursuant to a split dollar insurance agreement.

(6) Represents the Company's contributions to its 401(k) Savings Plan on behalf of the named executive officer.

(7) Salary amount includes commission overrides of $25,506 for 1995 and $24,486 for 1994. Amounts reported for Mr. Sippel in the "All Other Compensation" column represent the Company's contribution to its 401(k) Savings Plan on his behalf.

OPTION GRANTS

     The following table provides information related to grants of options to purchase Common Stock to the named executive officers during the 1995 fiscal year:

                                  INDIVIDUAL GRANTS
- -------------------------------------------------------------------------------------------------
                                           PERCENT OF TOTAL                                          POTENTIAL REALIZABLE
                                           ----------------                                          --------------------
                           NUMBER OF         OPTIONS/SARS                                              VALUE AT ASSUMED
                           ---------         ------------                                              ----------------
                          SECURITIES        GRANTED TO ALL                                              ANNUAL RATE OF
                          ----------        --------------                                              --------------
                          UNDERLYING           EMPLOYEES        EXERCISE PRICE                           STOCK PRICE
                          ----------           ---------        --------------                           -----------
                         OPTIONS/SARS        DURING FISCAL       OR BASE PRICE                         APPRECIATION FOR
                         ------------        -------------       -------------                         ----------------
        NAME              GRANTED(1)            YEAR(1)             ($/SH)        EXPIRATION DATE       OPTION TERM(2)
- ---------------------     ----------            -------             ------        ---------------       --------------
                                                                                                         5%($)      10%($)
                                                                                                       ------      ------
D. Mark Carlson             20,000                13.7%              $1.00           6/15/00           12,578      31,875
William L. Webster          20,000                13.7%              $1.00           6/15/00           12,578      31,875
G. Richard Sippel           20,000                13.7%              $1.00             n/a             12,578      31,875

(1) The Company does not have any outstanding SARs. Each of the options shown vested in two equal installments on December 31, 1995 and June 14, 1996. Mr. Sippel exercised 10,000 shares of his options on April 1, 1996. The remainder of Mr. Sippel's options were canceled 90 days after his termination, pursuant to the rules of the 1993 Executive Stock Option Plan.

(2) The 5% and 10% assumed rates of appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The potential realizable value was calculated using the closing price of the Common Stock on June 14, 1995, the date of grant, of $1.00 per share. The exercise price was also determined by using the closing price of the Common Stock on that date.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the named executive officers during the 1995 fiscal year and the number and value of options held at fiscal year-end.

                                                                  NUMBER OF SECURITIES
                                                                  --------------------
                                                                 UNDERLYING UNEXERCISED                   VALUE OF UNEXERCISED
                                                                 ----------------------                   --------------------
                                                                   OPTIONS/SARS AT FY-                   IN-THE-MONEY OPTIONS/
                                                                   -------------------                   ---------------------
                        SHARES ACQUIRED       VALUE                     END(#)(1)                       SARS AT FY-END($)(1)(2)
                        ---------------       -----                     ---------                       -----------------------
      NAME              ON EXERCISE (#)    REALIZED($)   EXERCISABLE               UNEXERCISABLE       EXERCISABLE  UNEXERCISABLE
      ----              ---------------    -----------   -----------               -------------       -----------  -------------
James K. Mitchell              0                0           25,000                     50,000                0            0
Brian J. Finneran              0                0           30,000                     30,000                0            0
D. Mark Carlson                0                0           20,000                     30,000                0            0
William L. Webster             0                0           13,334                     16,666                0            0
G. Richard Sippel              0                0           15,000                     20,000                0            0

(1)  The Company does not have any outstanding SARs.
(2) The closing price for the Common Stock on December 29, 1995, as reported by the NASDAQ National Market System, was $0.906. All of the named executive officers' outstanding options were exercisable for a price greater than $0.906 at fiscal year end.

COMPENSATION OF DIRECTORS

     The members of the Board of Directors who are not full-time employees of the Company are entitled to receive reimbursement for out-of-pocket expenses they incur in attending Board meetings and otherwise performing their duties and receive fees of $1,000 for each meeting of the Board of Directors which they attend. Members of committees additionally receive $500 per committee meeting held on the same day as a Board of Directors' meeting, or $1,000 per committee meeting if held on a different day. Committee chairpersons receive an additional $500 per committee meeting. Non-employee Directors receive formula grants of non-qualified stock options under the Company's 1993 Executive Stock Option Plan. Options to acquire 12,000 shares of Common Stock are to be granted within six months after an individual takes office as a Director and options to acquire an additional 12,000 shares are to be granted within six months after every third anniversary of such Director's taking office. Officers of the Company are not compensated for their services as Directors or committee members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors served as an officer or employee of the Company or its subsidiaries. No executive officers of the Company served during fiscal 1995 on the board of directors of any company which had a representative on the Company's Board of Directors. No member of the Company's Board of Directors served during 1995 as an executive officer of a company whose board of directors had a representative from the Company or the Company's Board of Directors.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee (the Committee) is composed entirely of independent members of the Board of Directors. During fiscal year 1995, this Committee met three times, February 13, April 18 and June 6, 1995. The Committee recommends executive compensation policy and practice to the Board of Directors and administers the Company's 1993 Executive Stock Option Plan. The Board of Directors did not modify or reject in any material way any action or recommendation of the Committee during fiscal year 1995.

     The Committee's compensation policy with regards to the Company's executive officers has been to provide these officers, in aggregate, with salary and incentive compensation competitive with the marketplace. Compensation has primarily consisted of salaries, stock options and cash bonuses based upon the Company's pre-tax earnings. No executive is currently a party to an employment contract. For the first three months of 1995 the salary of the Chief Executive Officer remained fixed at $284,427 by a past employment agreement which expired on January 1, 1996, but from April 1, he voluntarily reduced his salary by 20% to an annual rate of $225,000. The President similarly reduced his salary by 20%.

     The Committee at its February 6, 1996 meeting considered the reporting operating results for 1995 and recognized that when the net gain on sale of rights to certain future asset fee revenue were not included, there was a net operating loss for that year. Therefore, although the Committee felt that management during the year had acted appropriately in attempting to maintain revenues and reducing costs in a very difficult industry environment, it decided not to award any cash bonuses to the Chief Executive Officer or the other executive officers. However, the committee did reinstate the salaries of the Chief Executive Officer as well as the President to the annual salary rates earned prior to the 1995 salary reductions as of February 1, 1996.

     While there is no established policy with respect to the frequency or amount of options grants, the Committee desires that the executive officers own Company stock to both provide incentive compensation based on performance factors deemed important to the Company's stockholders and to provide an element of downside risk to more closely align the interests of executives with the interests of the stockholders. The Committee considers the granting of stock options annually and, in reviewing the Chief Executive Officer's recommendation, considers the individual executive officer's contributions to the Company and the amount and terms of existing options. The grants of options made by the Committee on June 6, 1995 covering approximately 80,000 shares at an average exercise price of $1.00 were based solely upon the recommendations of the Chief Executive Officer who desired to continue to provide key executives with stock options to encourage retention in light of a reduction in their salaries from mid year and to reinforce the objectives of the Committee as articulated above. The options granted were to four executives other than the Chief Executive Officer and President and represented less than two percent of the outstanding Common Stock.

     As noted above, Mr. Mitchell's compensation as Chairman and Chief Executive Officer of the Company was governed by the terms of a written Employment Agreement for the first three months of 1995. Mr. Mitchell, who became Chief Executive Officer of the Company effective January 1, 1993, received a total of $248,664 in salary for fiscal 1995. This compares to a $280,500 salary and a $42,075 bonus for a total of $322,575, exclusive of standard benefits in 1994. This also compares to $275,000 salary and $267,027 bonus for a total of $542,027 in 1993. At the close of 1995, Mr. Mitchell was the largest stockholder of the Company with a total of 703,607 shares.

     The report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into filing under the Securities Act of 1993 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Herbert G. Kawahara, Chairman of the Compensation Committee
Edward J. Baran
Barton Beek
Donald E. Weeden

PERFORMANCE GRAPH

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the five fiscal years ended December 31, 1995 with the cumulative total return on the S&P 500 Index and the NASDAC Financial Stock Industry Index.

       ASSUMES $100 INVESTED IN JNCG, S&P 500, AND MASDQ AS OF 12/31/88

                                                INDEX         $100 INVESTED
NASDAQ:                      NASDAQ             FACTOR            VALUE          %INCREASE
                             ------             ------        -------------      ---------
         12/31/90            96.641              N/A                100
         12/31/91            149.54              1.55            154.74
         12/31/92           213.884              1.43            221.32
         12/31/93           248.587              1.16            257.23
         12/31/94           249.168              1.00            257.83
         12/31/95           363.023              1.46            375.64

                                                  %           $100 INVESTED
S&P 500:                     S&P 500           INC/(DEC)          VALUE
                             ------            ---------      -------------
         12/31/90                                  N/A              100
         12/31/91                               30.55%           130.55
         12/31/92                                7.67%           140.56
         12/31/93                                9.99%           154.61
         12/31/94                                1.20%           156.46
         12/31/95                               37.60%           215.29


                                               # OF SHARES       CLOSING
                                 JMCG         $100 INITIAL     MARKET VALUE
JMCG STOCK PERFORMANCE:      CLOSE MV/SHR      INVESTMENT      $100 INITIAL
                             ------------     ------------     ------------
         12/31/90                 3             33.33               100
         12/31/91             3.375             33.33               113
         12/31/92              6.25             33.33               208
         12/31/93             8.375             33.33               279
         12/31/94             1.563             33.33                52
         12/31/95             0.906             33.33                30

     The foregoing information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               SECURITY OWNERSHIP

     Unless otherwise noted below, the following table presents certain information with respect to the ownership of the Common Stock as of August 28, 1996 by each person known by the Company to own beneficially more than 5% of the Common Stock, by each person who is a Director or nominee for Director of the Company, by each named executive officer and by all executive officers and Directors of the Company as a group:

                                                  SHARES OF COMMON
                                                  ----------------
                                                       STOCK
                                                       -----
                                                 BENEFICIALLY OWNED
                                                 ------------------
                                             AS OF AUGUST 28, 1996 (1)
                                             -------------------------
NAME                                         NUMBER(2)(3)          %
- ----                                         ------------        -----
James K. Mitchell.......................         754,084          11.6
JMC Group, Inc.
9710 Scranton Road, Suite 100
San Diego, CA 92121

Thomas W. Smith(4)......................         535,000           8.0
Edward J. McAree
Thomas N. Tryforos
323 Railroad Avenue
Greenwich, CT 06830

Brian J. Finneran.......................         253,651           3.9

D. Mark Carlson.........................          63,796             *

William L. Webster......................          28,684             *

G. Richard Sippel.......................          17,411             *

Edward J. Baran.........................          16,000             *

Charles H. Black(5).....................         261,031           4.0

Barton Beek.............................          40,000             *

Robert A. Cervoni.......................          34,000             *

Herbert G. Kawahara.....................          24,000             *

Robert G. Sharp.........................           4,000             *

Donald E. Weeden(6).....................          26,938             *

All Executive Officers and Directors as        1,523,595          23.5
 a group (14 persons)...................
      Total outstanding shares(7).......       6,478,565

* Less than 1%

(1) All ownership figures include options to purchase shares of Common Stock exercisable within 60 days of August 28, 1996, as set forth below. Except as otherwise noted below, each individual, directly or indirectly, has sole or shared voting and investment power with respect to the shares listed.

(2)  Includes 9,154, 9,104, 6,796, 7,411, 2,018 and 34,483 vested shares of
     Common Stock contributed by the Company to the Company's 401(k) Savings Plan for Messrs. Mitchell, Finneran, Carlson, Sippel, Webster and for all executive officers and Directors as a group, respectively.

(3)  Includes options to purchase 50,000, 50,000, 45,000, 26,667, 16,000,
     16,000, 12,000, 16,000, 16,000, 4,000, 8,000 and 259,667 shares of Common
     Stock for Messrs. Mitchell, Finneran, Carlson, Webster, Baran, Beek, Black, Cervoni, Kawahara, Sharp, Weeden and for all executive officers and Directors as a group, respectively.

(4) Information is as of March 13, 1996. Each of Messrs. Smith, McAree and Tryforos beneficially own the shares shown in his capacity as investment manager for three private investment limited partnerships of which he is a general partner.

(5) Includes 22,800 shares held by the Charles H. Black Pension Trust and 14,000 shares held by Mr. Black as trustee for the benefit of Richard S. Black, Charles H. Black, Jr., and Mr. Black in which Mr. Black has a 1/3 beneficial ownership interest. Also includes 36,200 shares owned individually by Mr. Black's wife as to which he disclaims beneficial ownership.

(6) Includes 3,000 shares held by Weeden & Co., L.P., of which Mr. Weeden is Chief Executive Officer.

(7)  Includes 259,667 shares issuable upon exercise of stock options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission, NASDAQ and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Specific due dates for these reports have been established and the Company is required to identify those persons who failed to timely file these reports. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995 all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with, except for Donald A Weeden, who filed his Form 4 on January 12, 1996, which was due on January 10, 1996.

                             ELECTION OF DIRECTORS

NOMINEES

     Three of the Company's total of nine Directors are to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named below as candidates. Unless otherwise directed, the Proxy Holders will vote the proxies received by them for the three nominees named below. Messrs. Mitchell and Finneran are presently Directors of the Company. In the event that any such nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the existing Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a Director.

     Information with respect to the nominees to the Board of Directors is set forth above in "Directors and Executive Officers." The names of the nominees are as follows:

                                  Barton Beek
                               Robert A. Cervoni
                              Herbert G. Kawahara

     The Directors elected at this Annual Meeting will serve a three-year term, until the annual meeting of stockholders in 1999, or until their successors are duly elected.

REQUIRED VOTE

     The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the election of each Director nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH PERSON NOMINATED FOR ELECTION AS A DIRECTOR.


                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP has audited the financial statements of the Company and its subsidiaries for fiscal year 1995 and will audit the financial statements for fiscal 1996. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN YOUR PROXY PROMPTLY.

                                  By Order of the Board of Directors of
                                  JMC Group, Inc.

                                  /s/ James K. Mitchell

                                  James K. Mitchell
                                  Chairman & Chief Executive Officer



Dated: September 9, 1996

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, ONE WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST. PLEASE WRITE TO INVESTOR RELATIONS, JMC GROUP, INC., 9710 SCRANTON ROAD, SUITE 100, SAN DIEGO, CALIFORNIA 92121.

- -------------------------------------------------------------------------------

PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                JMC GROUP, INC.

       Form of Proxy For Annual Meeting of Stockholders, October 7, 1996

 The undersigned hereby appoints James K. Mitchell, Brian J. Finneran and D. Mark Carlson, and each of them, as his agents and proxies with full power of substitution to vote any and all shares of Common Stock of JMC GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockhold-ers of said Company to be held October 7, 1996, or any adjournment or post-ponement thereof, as specified below (with reference to the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for further in-formation regarding each item).

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


- -------------------------------------------------------------------------------
                         .  FOLD AND DETACH HERE .

- -------------------------------------------------------------------------------
                                  Please mark
                                 your votes as
                                 indicated in   [X]
                                 this example

1. Election of the following nominees as directors:
Barton Beek, Robert A. Cervoni and Herbert J. Kawahara.

     FOR   WITHHELD
            FOR ALL
     [_]      [_]

2. As they shall in their sole judgment determine on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

WITHHELD FOR: (Write that nominee's name in the space provided below).

- -------------------------------------------------------------------------------

This proxy will be voted as you specify. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE PERSONS NAMED IN PROPOSAL 1, ALL OF WHOM WILL BE NOMINATED BY THE BOARD OF DIRECTORS OF JMC GROUP, INC. FOR ELECTION AS DIRECTORS.

Signature(s) __________________________    Date _______________________________

NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than an individual capacity. All joint owners should sign.
- -------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .